Salona Global Plans to Close the Acquisition of the Physical Medicine Business of
Biodex on April 3, 2023; Engages Maxim Group LLC as Exclusive Investment Banking
Advisor for US Capital Markets

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SAN DIEGO, March 16, 2023 - Salona Global Medical Device Corporation ("Salona Global," "SGMD," or the "Company") (TSXV:SGMD) announced that it executed a stock purchase agreement (the "Agreement") to purchase all of the shares of capital stock of Biodex Medical Systems, Inc. ("Biodex"), which consists principally of the Biodex Physical Medicine (Rehabilitation) business (the "Acquisition"). The Agreement replaces the previously disclosed asset purchase agreement covering the same business that was first announced on November 29, 2022. The Company expects to close the Acquisition on April 3, 2023. Additionally, the Company announced it has executed an exclusive agreement with Maxim Group LLC, an investment banking firm based in New York City to provide Salona Global with investment banking and advisory services for the US capital markets.

The Acquisition of the Physical Medicine business of Biodex is projected to generate for Salona Global an additional $26 million in revenue annually, raising Salona Global's projected company-wide Annualized Revenue (defined below) to approximately $65 million, with gross margins of approximately 34%.

A global brand in physical therapy clinics, Biodex offers high tech medical devices to improve patients' mobility, balance and strength. The Acquisition builds upon Salona Global's strategy to create a fully integrated global medical device company as well as adding a well-known global brand of devices to the Company. Salona Global plans a cross-selling strategy post-acquisition with the aim to increase revenues by offering its Mio-Guard athletic training market products to the large existing Biodex customer list while offering Biodex Physical Medicine products into its current sales channels.

As part of the Acquisition, Salona Global acquires the Biodex brand for use in the physical therapy and rehabilitative medicine space, relevant licenses and regulatory approvals, and certain intellectual property for the physical therapy and athletic markets. Additionally, at the closing, Biodex will enter into a contract manufacturing agreement for an initial two-year period with a Mirion affiliate to manufacture and supply it with certain medical imaging products, including ultrasound and C-Arm Tables.

Under the terms of the Agreement, the total consideration for the Acquisition is US $8 million in cash, with US $1 million due at closing, and an additional US $7 million in deferred cash payments payable at the end of the three quarters following the closing. To close the Acquisition, Salona Global will use US $1 million from cash on hand. Upon closing the Acquisition, Salona Global will add net positive working capital of approximately US $3.5 million to its asset base. The Company will seek approval from its current lender to include certain of the Biodex assets in the Company's existing asset based line of credit facility, expanding funds available for future obligations. The closing is subject to customary closing conditions which Salona Global expects to be satisfied.

"Biodex is a global brand and offers significant further distribution, solidifying our standing within the physical therapy clinic and athletic training room. We are also pleased to engage Maxim Group LLC as we move our focus to a US capital markets listing," said Salona Global Executive Chairman Les Cross. "We continue driving our five engines of revenue and profit growth bringing more momentum to our fast-growing company: acquisitions, internal sales force recruitment, product development, in-licensing product IP, and sales distribution agreements."

"The Biodex acquisition will add significant revenue and gross profits to Salona Global and move us further into position to list our shares on Nasdaq," said Salona Global CEO Luke Faulstick. "We are excited to get started with the integration and cross-selling plan once we close Biodex. Our plan is to introduce the acquired Biodex suite of products into the athletic training and physical therapy markets through existing distribution. We will also be looking to gain revenues by cross selling Mio-Guard products into the existing Biodex distribution channel. In addition to this deal, we have a large pipeline of other deals we feel optimistic about as we look beyond this deal."

Shareholder Filing of Early Warning Report

As a point of clarification, the early warning report filed by GAP Partners, Inc. ("GAP"), one of the Company's shareholders, on Monday, March 13, 2023, is a standard process to report the acquisition of more than 10% of a class of securities of a reporting issuer. GAP exchanged shares in one of the Company's subsidiaries into Class "A" non-voting common shares of the Company (the "Class A Shares"). The Class A Shares are not tradable on the TSX Venture Exchange ("TSXV") until converted into common shares of the Company (the "Common Shares"). GAP did not convert its Class A Shares into Common Shares. GAP is co-owned and co-controlled by Luke Faulstick, CEO and a director of the Company.

The Early Warning Report filed on SEDAR by GAP on Monday, March 13, 2023 was made pursuant to Canadian National Instrument 62-104 ("NI 62-104"). Pursuant to NI 62-104, an Early Warning Report and press release is required by every person or company who acquires securities equal to 10% or more of any class of securities of a reporting issuer. In 2021, GAP was issued shares in the Company's subsidiary which acquired South Dakota Partners, Inc. and such shares were exchangeable for Class A Shares pursuant to a contribution agreement (the "Contribution Agreement"). GAP holds more than 10% of the Class A Shares. The Class A Shares have the same attributes as the Common Shares, except that the Class A Shares are not listed on the TSXV, do not carry the right to vote, and are convertible into Common Shares on a one-for-one basis, subject to certain terms and conditions, including a provision prohibiting a holder from converting Class A Shares into Common Shares if it would result in such holder holding more than 9.9% of the Common Shares. In addition, pursuant to the Contribution Agreement, GAP cannot hold more than 368,500 Common Shares at any time as a result of the conversion of Class A Shares.

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For more information please contact:

Luke Faulstick

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Non-GAAP Measures

This press release refers to "Annualized Revenue" which is a non-GAAP and non-IFRS financial measure that does not have a standardized meaning prescribed by GAAP or IFRS. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. Annualized Revenue as used in this press release is calculated based on Salona Global's total revenue for the three months ended November 30, 2022 multiplied by four. The Company's management believes that presenting this measure allows investors to view the Company's performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Additional Information

The listing of the Company's common shares on NASDAQ remains subject to the approval of NASDAQ and the satisfaction of all applicable listing and regulatory requirements. While the Company intends to satisfy all of the applicable listing criteria, no assurance can be given that an application will be approved.

There can be no assurance that any acquisition (including the acquisition contemplated herein and the targets Salona Global is currently negotiating within its pipeline) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to, amongst other things, negotiation and execution of definitive agreements, applicable director, shareholder and regulatory approvals.

Readers are cautioned that the financial information regarding the acquisition disclosed herein is unaudited and derived as a result of the Company's due diligence, including unaudited financial statements of the acquired business, sales records, customer lists and other accounting records.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing the Acquisition of Biodex as disclosed herein, including the timing of the closing; the expected revenue of Biodex post-closing; the expected annualized revenue and gross margins of the Company post-closing; the approval from the Company's current lender to include certain of the Biodex assets in the Company's existing asset based line of credit facility, resulting in the expansion of funds available for future obligations; and listing of the Company's Common Shares on NASDAQ and the timing of a listing. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: Biodex achieving results at least as good as its historical performance; the financial information regarding Biodex being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; organic revenue growth from cross-selling and market share improvement; new product sales from IP development; growth in margins resulting from product mix; and operating expenses scaled against growing revenue; the Company receiving all necessary approvals for the Acquisition; and all conditions to closing theAacquisition being satisfied or waived. Salona Global cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona Global operates; Salona Global not receiving the necessary approvals to close an acquisition; the ability of Salona Global to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona Global's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona Global is exposed; the failure of third parties to comply with their obligations to Salona Global or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona Global; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona Global's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona Global in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona Global does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.